FOR IMMEDIATE RELEASE

Cathay General Bancorp                                                                                Contact:    Monica Chen

777 North Broadway                                                                                                      (213) 625-4749

Los Angeles, CA 90012

Cathay General Bancorp Announces a 29% Increase in Quarterly Cash Dividend

LOS ANGELES, CA, October 1, 2004: Cathay General Bancorp (Nasdaq: CATY), the one-bank holding company for Cathay Bank, announced today that the company's Board of Directors approved a cash dividend of $0.09 cents per share on a post-split basis payable October 22, 2004, to stockholders of record on October 13, 2004. This dividend represents a 29 percent increase from the $0.07 per share on a post-split basis paid in the previous quarter.

Dunson K. Cheng, Chairman of the Board, President, and Chief Executive Officer of Cathay General Bancorp said, "Cathay General Bancorp has a long tradition of paying a dividend to its stockholders consistent with its profitability performance and capital adequacy. With the growth in earnings during the last several years and our strong capital position coupled with the new favorable tax rates, our Board approved a significant increase in dividends paid to our stockholders." The last increase in dividend, of 12%, occurred in April, 2002.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is the one-bank holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 32 branches in California, three branches in New York State, two branches in Massachusetts, one in Houston, Texas, one in Washington State, and representative offices in Hong Kong and Shanghai, China. In addition, the Bank's subsidiaries, Cathay Investment Company and GBC Investment & Consulting Company, Inc., both maintain an office in Taipei. As part of its post-merger integration plans to efficiently serve its customers, Cathay Bank intends to close three additional branches in Southern California in October 2004 and to consolidate their operations with nearby branches. Cathay Bank's website is found at http://www.cathaybank.com/.

FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, such words as "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "will," "should," "could," "predicts," "potential," "continue," or the negative of such terms and other comparable terminology or similar expressions. Forward-looking statements are not guarantees. They involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements, of Cathay General Bancorp to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from: the Company's ability to integrate its operations after its recent merger with GBC Bancorp and realize the benefits of that merger, demographic changes, fluctuations in interest rates, inflation, competition, war and terrorism, general economic or business conditions in California and other regions where Cathay Bank has operations, such as the impact of the California budget deficit, changes in business strategy, including the formation of a real estate investment trust (REIT) and the deregistration of its registered investment company (RIC), and legislative and regulatory developments, particularly the potential effects of recently enacted California tax legislation and the subsequent Franchise Tax Board announcement on December 31, 2003, regarding the taxation of REITs and RICs. These and other factors are further described in Cathay General Bancorp's Annual Report on Form 10-K for the year ended December 31, 2003, its reports and registration statements filed (including those filed by GBC Bancorp prior to the merger) with the Securities and Exchange Commission ("SEC") and other filings it makes in the future with the SEC from time to time. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statements or to publicly announce the results of any revision of any forward-looking statement to reflect future developments or events.

Cathay General Bancorp's filings with the SEC are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 777 N. Broadway, Los Angeles, CA 90012, Attention: Investor Relations (213) 625-4749.